SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. (“MONY”) sent the following internal message to MONY Financial Professionals on or about May 14, 2004.

As you know, the Special Meeting of Stockholders takes place tomorrow, May 18, 2004, at 10:30 AM. Following are some reminders before this important day.

Urging you to vote your shares

If you have not yet voted your shares, please remember to submit your proxy as soon as possible. You should have received information in the mail about voting your shares, if you are eligible to do so.

•	If you have questions about voting your MNY common stock, contact DF King at (800) 488-8075.

•	If you have questions about voting your restricted stock, contact Corporate Election Services at (800) 542-1160.

•	If you have questions about voting the equivalent shares you own in the MONY Life 401(k) and/or field underwriter retirement plan, contact U. S. Trust at (800) 535-3093.

Listen in to the special meeting of stockholders

At the special meeting of stockholders, Michael Roth will call the meeting to order and review the items of business—adoption of the merger proposal, approval of a proposal to adjourn or postpone the meeting, and adoption of an additional stockholder proposal, if presented at the meeting. For the convenience of MONY employees, MONY subsidiaries and the field, arrangements have been made for you to listen to the event via Web cast on www.mony.com or telephone dial-in.

•	To Listen to the Meeting via Web cast: Go to the Investor Relations page on www.mony.com.

•	To Listen to the Meeting via Telephone: The call-in numbers for the meeting are as follows:

Domestic:	(877) 810-2615, pass code 35900508
International:	(617) 786-8334, pass code 35900508

To ensure a smooth connection, participants should plan to dial in to the call 10 minutes prior to the scheduled start time of May 18, 10:30 AM Eastern Time.

Call Replay

A replay of the call also will be available from 2:30 PM Eastern Time May 18, 2004 through 11:59 PM Eastern Time on May 25. The replay dial-in numbers are:

Domestic:	(888) 286-8010, pass code 98340595
International:	(617) 801-6888, pass code 98340595

If you are a MONY Group shareholder and wish to attend the meeting in person, you must clear your absence with your supervisor in advance to ensure appropriate departmental coverage.

If you are approached by the press

We’d like to remind you that it is MONY’s policy that all press inquiries—no matter how informal they may seem—be referred to Mary Taylor, Vice President, Corporate Communications, at 212-708-2250. Thank you for your cooperation on that.

Communicating with you on May 18

Employees will be updated following the special meeting.

If you have any questions or need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting MONY, toll-free at 1-800-488-8075. Important Legal Information: MONY has filed a revised definitive proxy statement and intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the revised proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A revised definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the revised definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The revised definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com). Forward-looking Statements: The foregoing contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc., and AIMA Acquisition Co., including approval of MONY’s shareholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.